Exhibit 99(h)(18)(i)

RBC FUNDS TRUST
FIRST AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

          THIS FIRST AMENDMENT dated as of the 1st day of July, 2011, to the Transfer Agent Servicing Agreement, dated as of the 28th day of December, 2009, (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the Agreement to add funds; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RBC FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Erik R. Preus	By:	/s/ Michael McVoy

Printed Name: Erik R Preus		Printed Name: Michael R. McVoy

Title: President		Title: Executive Vice President

Amended Exhibit A to the Custody Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series
RBC Mid Cap Value Fund
RBC U.S. Long Corporate Fund
RBC U.S. Investment Grade Corporate Fund
RBC U.S. High Yield Corporate Fund
RBC U.S. PRiSM 1 Fund
RBC U.S. PRiSM 2 Fund
RBC U.S. PRiSM 3 Fund
RBC U.S. Inflation-Linked Fund
RBC U.S. Securitized Asset Fund
Access Capital Community Investment Fund
Prime Money Market Fund
Tax-Free Money Market Fund
U.S. Government Money Market Fund
RBC Enterprise Fund
RBC Small Cap Core Fund
RBC SMID Cap Growth Fund
RBC Microcap Value Fund
RBC BlueBay Emerging Market Corporate Bond Fund
RBC BlueBay Emerging Market Select Bond Fund
RBC BlueBay Global High Yield Fund
RBC BlueBay Global Convertible Bond Fund